                                                                     Exhibit 28D


                    CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                       First USA Bank, National Association

                           FIRST CHICAGO MASTER TRUST II
                                   Series 1995-O
                                September 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-O Supplement dated as of June 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the September 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.  Information Regarding the Current Distribution
    (Stated on the Basis of $1,000 Original
    Principal Amount)

    1.  The total amount of the distribution to
        Class A Certificateholders on the Payment
        Date per $1,000 interest.                                        $3.548

    2.  The amount of the distribution set forth in
        paragraph 1 above in respect of principal on
        the Class A Certificates, per $1,000 interest                    $0.000

    3.  The amount of the distribution set forth in
        paragraph 1 above in respect of interest on
        the Class A Certificates, per $1,000 interest                    $3.548

B.  Information Regarding the Performance of the Trust

    1. Collections of Receivables
    -----------------------------

    a.  The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date which
        were allocated in respect of the Investor
        Certificates of all Series                            $2,379,508,782.58

    b.  The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date which
        were allocated in respect of the Series
        1995-O Certificates                                     $197,417,039.83

    c.  The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date which
        were allocated in respect of the Class A
        Certificates                                            $172,739,909.69

    d.  The amount of Collections of Receivables
        processed for the Due Period with respect to
        the current Distribution Date which were
        allocated in respect of the Class A Certificates,
        per $1,000 interest                                            $345.480

    e.  The amount of Excess Spread for the Due Period
        with respect to the current Distribution Date             $5,594,956.57

    f.  The amount of Reallocated Principal Collections
        for the Due Period with respect to the
        current Distribution Date allocated in
        respect of the Class A Certificates                               $0.00

    g.  The amount of Excess Finance Charge Collections
        allocated in respect of the Series 1995-O
        Certificates, if any                                              $0.00

                                                                   Series 1995-O

    h.  The amount of Excess Principal Collections
        allocated in respect of the Series 1995-O
        Certificates, if any                                              $0.00

    2.  Receivables in Trust
    -------------------------

    a.  Aggregate Principal Receivables for the Due
        Period with respect to the current
        Distribution Date (which reflects the
        Principal Receivables represented by the
        Exchangeable Seller's Certificate and by
        the Investor Certificates of all Series)             $13,910,900,457.26

    b.  The amount of Principal Receivables in the Trust
        represented by the Series 1995-O Certificates
        (the "Invested Amount") for the Due Period
        with respect to the current Distribution Date           $571,428,572.00

    c.  The amount of Principal Receivables in the
        Trust represented by the Class A Certificates
        (the "Class A Invested Amount") for the Due Period
        with respect to the current Distribution Date           $500,000,000.00

    d.  The Invested Percentage with respect to
        Finance Charge Receivables (including Interchange)
        and Defaulted Receivables for the Series 1995-O
        Certificates for the Due Period with respect to
        the current Distribution Date                                     4.108%

    e.  The Invested Percentage with respect to
        Principal Receivables for the Series 1995-O
        Certificates for the Due Period with respect to the
        current Distribution Date                                         4.108%

    f.  The Class A Floating Percentage for the Due
        Period with respect to the current Distribution Date             87.500%

    g.  The Class A Principal Percentage for the Due
        Period with respect to the current Distribution Date             87.500%

    h.  The Collateral Floating Percentage for the
        Due Period with respect to the current Distribution
        Date                                                             12.500%

    i.  The Collateral Principal Percentage for the Due
        Period with respect to the current Distribution Date             12.500%

    3.  Delinquent Balances
    -----------------------

        The aggregate amount of outstanding balances in
        the Accounts which were 30 or more days delinquent
        as of the end of the Due Period for the current
        Distribution Date                                       $542,588,250.84

    4.  Investor Default Amount
    ---------------------------

    a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1995-O Certificates (the "Investor Default Amount")

        1.  Investor Default Amount                               $3,038,538.80
        2.  Recoveries                                              $147,968.59
        3.  Net Default Receivables                               $2,890,570.21

                                                                   Series 1995-O

    b.  The Class A Investor Default Amount

        1.  Investor Default Amount                               $2,658,721.45
        2.  Recoveries                                              $129,472.52
        3.  Net Default Receivables                               $2,529,248.93

    c.  The Collateral Investor Default Amount

        1.  Investor Default Amount                                 $379,817.35
        2.  Recoveries                                               $18,496.07
        3.  Net Default Receivables                                 $361,321.28

    5.  Investor Charge-offs.
    -------------------------

    a.  The amount of the Class A Investor Charge-Offs
        per $1,000 interest after reimbursement of
        any such Class A Investor Charge-Offs for the Due
        Period with respect to the current Distribution Date              $0.00

    b.  The amount attributable to Class A Investor
        Charge-Offs, if any, by which the principal balance
        of the Class A Certificates exceeds the
        Class A Invested Amount as of the end of the day
        on the Record Date with respect to the current
        Distribution Date                                                 $0.00

    c.  The amount of the Collateral Charge-Offs,if any,
        for the Due Period with respect to the current
        Distribution Date                                                 $0.00

    6.  Monthly Servicing Fee
    -------------------------

    a.  The amount of the Monthly Servicing Fee payable
        from available funds by the Trust to the
        Servicer with respect to the current Distribution Date      $119,047.62

    b.  The amount of the Interchange Monthly Servicing
        Fee payable to the Servicer with respect to the
        current Distribution Date                                   $595,238.10

    7.  Available Cash Collateral Amount
    ------------------------------------

    a.  The amount, if any, withdrawn from the Cash
        Collateral Account for the current Distribution
        Date (the "Withdrawal Amount")                                    $0.00

    b.  The amount available to be withdrawn from the
        Cash Collateral Account as of the end of the
        day on the current Distribution Date, after giving
        effect to all withdrawals, deposits and payments
        to be made on such Distribution Date (the "Available
        Cash Collateral Amount" for the next Distribution Date)   $5,714,286.00

    c.  The amount as computed in 7.b as a percentage
        of the Class A Invested Amount after giving effect
        to all reductions thereof on the current Distribution
        Date                                                              1.143%

    8.  Collateral Invested Amount
    ------------------------------

    a.  The Collateral Invested Amount for the current
        Distribution Date                                        $71,428,572.00

    b.  The Collateral Invested Amount after giving
        effect to all withdrawals, deposits, and payments
        on the current Distribution Date                         $71,428,572.00

                                                                   Series 1995-O

    9.  Total Enhancement
    ---------------------

    a.  The total Enhancement for the current Distribution
        Date                                                     $77,142,858.00

    b.  The total Enhancement after giving effect to all
        withdrawals, deposits and payments on the current
        Distribution Date                                        $77,142,858.00

C.  The Pool Factor
-------------------

        The Pool Factor (which represents the ratio of
        the Class A Invested Amount on the last day of
        the month ending on the Record Date adjusted
        for Class A Investor Charge-Offs set forth in
        B.5.a above and for the distributions of principal
        set forth in A.2 above to the Class A Initial
        Invested Amount). The amount of a Class A
        Certificateholder's pro rata share of the Class A
        Invested Amount can be determined by multiplying
        the original denomination of the holder's Class A
        Certificate by the Pool Factor                             100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

   1.  The Deficit Controlled Amortization Amount for the
       preceding Due Period                                               $0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                       First USA Bank, National Association
                                        as Servicer



                                       By:        /s/ Tracie Klein
                                           ---------------------------------
                                                 TRACIE KLEIN
                                       Title:    FIRST VICE PRESIDENT